11

                                  Exhibit 3(g)

                                 ALOTTAFUN, INC.

                             SUBSCRIPTION AGREEMENT


         1.       General:
                  -------

                  This Subscription Agreement sets forth the terms under which the undersigned investor, ________________________________________ (the
"Investor"), will acquire ______ Shares of the Common Stock, $___ par value per share (the "Shares"), at a price of $_____ per share of ALOTTAFUN, INC., a Delaware corporation (the "Company") for an aggregate purchase price of $_______.

                  The Shares are being sold by the Company. There will be a finder's concession of paid, and the Company will receive the balance of the offering proceeds.

                  The Shares are being offered by the Company to a suitable Investor pursuant to Rules 504 or 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. Execution of this Subscription Agreement by the Investor shall constitute an offer by the Investor to subscribe for the Shares on the terms and conditions specified herein. The Company reserves the right to reject such subscription offer, or, by executing a copy of this Subscription Agreement, to accept such offer. If the Investor's offer is accepted, the Company will execute this Subscription Agreement and issue the Shares. If the Investor's offer is rejected, the payment accompanying this Subscription Agreement will be returned to the Investor, with no interest thereon, with the notice of rejection.


         2.       Acceptance of Subscription Agreement:
                  ------------------------------------

                  It is understood and agreed by the undersigned that the Company will have the unconditional right to reject this subscription, in whole or in part, if it believes that the undersigned is not a qualified purchaser under Regulation D promulgated under the Securities Act of 1933, as amended, or for any other reason.


         3.       Investor's Representations, Warranties and Covenants:
                  ----------------------------------------------------

                  The Investor represents, warrants and covenants to the Company as follows:

                  a. He acknowledges that he has been furnished with and has been given access to all underlying documents in connection with this transaction as well as such other information as he deems necessary or appropriate as a prudent and knowledgeable investor in evaluating his investment in the Shares. He further acknowledges that the Company has given him the opportunity to obtain additional information and to evaluate the merits and risks of his investment. He acknowledges that he has had the opportunity to ask questions of, and receive satisfactory answers from, the officers and directors of the Company concerning the terms and conditions of the offering.

                  b.  He  acknowledges   that  this  transaction  has  not  been
scrutinized by the United States Securities and Exchange Commission or by any state securities commissions.

                  c. He has adequate means of providing for his current and future needs and possible personal contingencies, and has no need for liquidity of his investment in the Shares.

                  d. He can bear the economic risk of losing his entire investment in the Shares.

                  e.  He is  acquiring  the  Shares  for his  own  account,  for investment only and not with a view toward the resale, fractionalization, division or distribution thereof and he has no present plans to enter into any contract, undertaking, agreement or arrangement for any such resale, distribution, division or fractionalization thereof.

                  f. He does not have an overall commitment to investments which are not readily marketable, including the Shares and other similar investments, disproportionate to his net worth or gross income.

                  g. He understands that the offer and sale of the Shares is being made by means of a private placement of Shares and that he has read or reviewed and is familiar with this Subscription Agreement.

                  h. He was previously informed that all documents, records and books pertaining to this investment were at all times available at the offices of the Company, 141 N. Main Street, West Bend, Wisconsin 53095; that all such documents, records and books pertaining to this investment requested by the Investor have been made available to him and any persons he has retained to advise him; and that he has no questions concerning any aspect of the investment for which he has not previously received satisfactory answers.

                  i. He and his agents or advisers have had an opportunity to ask questions of and receive answers from the Company, or a person or persons acting on its behalf, concerning the terms and conditions of this Subscription Agreement and the transactions contemplated hereby and thereby, as well as the affairs of the Company and related matters.

                  j. He has had an opportunity to obtain additional information necessary to verify the accuracy of the information referred to in subparagraph
(i) hereof.

                  k. HE UNDERSTANDS THAT THE COMPANY HAS A LIMITED FINANCIAL AND OPERATING HISTORY.

                  l. HE UNDERSTANDS THAT THE SHARES ARE A SPECULATIVE INVESTMENT WHICH INVOLVES A HIGH DEGREE OF RISK OF LOSS BY HIM OF HIS ENTIRE INVESTMENT. CERTAIN OF THE RISKS CONCERNING AN INVESTMENT IN THE SHARES ARE SET FORTH BELOW. HOWEVER, THERE ARE ADDITIONAL RISKS IN CONNECTION WITH SUCH INVESTMENT, AND THERE IS NO ASSURANCE THAT THE RISKS SET FORTH BELOW ARE THE MOST SIGNIFICANT WHICH AN INVESTOR SHOULD CONSIDER.

     (i) Limited Operating History. To date, the Company has not generated profitable operations. There can be no assurance the Company will be profitable or that it will be able to expand its operations. The Company's success is dependent upon its ability to develop new sources of revenue and to obtain adequate financing for the expansion of its business. There is no assurance that the Company will be able to develop such revenue or obtain such financing. The growth of the Company's operations are subject to all of the risks inherent in development of any new business enterprise, including the lack of an operating history. The likelihood or success of the Company should be considered in light of the problems, expenses and delays which are frequently encountered in the formation of a new business and the competitive environment in which the Company will operate.

     (ii) Dilution. The net tangible book value per share of the Shares after the offering will be substantially less than the price of the Shares offered hereby. Thus, Investors acquiring Shares in this offering will be subject to immediate substantial dilution.

     (iii)Requirement for Additional Funds. It is anticipated that all of the proceeds from the Shares will be utilized to fund the Company's ongoing operations. There is no assurance that the Company will not require additional capitalization after expending all the proceeds of this offering. In such event, the failure of the Company to secure additional funds necessary to finance continued operations will have an adverse impact on the financial position and growth of the Company, and could result in the loss by Investor of the entire investment in the Company. The Company currently has no alternative sources of financing available to it, and there can be no assurance that alternative financing will be available or available on acceptable terms when and if the Company requires such financing.

     (iv) Determination of Offering Price of Shares. The offering price for the Shares has been determined arbitrarily by the Company and is not an indication of the value of the Shares or the assets or earnings of the Company.

     (v) Shares Eligible for Future Sale. The possibility of future sales by existing shareholders under Rule 144 may, in the future, have a depressive effect on the market price of the Company's Common Stock, and such sales, if substantial, might also adversely affect the Company's ability to raise additional capital.

          Generally, under Rule 144, a person holding restricted securities for a period of at least one year may, every three months, sell in ordinary brokerage transactions or transactions with a market maker an amount equal to the greater of (a) 1% of the Company's then outstanding Common Stock; or (b) the average weekly volume of sales during the four calendar weeks preceding the sale, if there is adequate public information available concerning the Company. Rule 144 does not limit the amount of restricted securities which a person who is not an affiliate of the Company may sell after three years. Affiliate sales under Rule 144 are subject to the above-described volume limitations regardless of the length of the holding period.

     (vi) No Assurance of Dividends on the Shares; No Likelihood of Future Dividends on Common Stock. The Company has never paid and does not expect to pay in the foreseeable future any cash dividends on its Common Stock. It is anticipated that any earnings which may be generated from operations of the Company will be used to finance the growth of the Company.

     (vii)Limitation on Officer and Director Liability; Indemnification. In accordance with Delaware law, the Company's Articles of Incorporation and Bylaws contain provisions providing for the maximum indemnification provided under Delaware law for officers, directors, employees and agents.

          As a result of the inclusion of such provisions, neither the Company nor its stockholders may be able to recover monetary damages against officers, directors, employees and agents of the Company for actions taken by them, and, with respect to directors, which actions are ultimately found not to have violated the specific provisions enumerated above, although it may be possible to obtain injunctive or other equitable relief with respect to certain actions. If equitable remedies are found not to be available to stockholders in any particular case, stockholders may not have an effective remedy against the challenged conduct.

                  m. He understands all aspects of and risks associated with this investment or has consulted with his own financial adviser who has advised him thereof and he has no further questions with respect thereto.

                  n. HE UNDERSTANDS THAT THERE ARE SUBSTANTIAL RESTRICTIONS ON THE SALE OR OTHER TRANSFERABILITY OF THE SHARES; the Shares will not be, and the Investor has no right to require, that the Shares be registered under the Securities Act of 1933 or under any state securities laws; there will be no public market for the Shares and the undersigned may not be able to avail himself of the provisions of Rule 144 adopted by the Securities and Exchange Commission under the Securities Act with respect to the resale of the Shares and, accordingly, THE INVESTOR MAY HAVE TO HOLD THE SHARES INDEFINITELY AND POSSIBLY MAY NOT BE ABLE TO LIQUIDATE HIS INVESTMENT OR TRANSFER ANY SHARE WITHOUT POTENTIAL ADVERSE FINANCIAL CONSEQUENCES; THEREFORE, THE SHARES SHOULD NOT BE PURCHASED UNLESS THE INVESTOR HAS LIQUID ASSETS SUFFICIENT TO ASSURE THAT SUCH PURCHASE WILL CAUSE NO UNDUE FINANCIAL DIFFICULTIES AND UNLESS THE INVESTOR CAN OTHERWISE PROVIDE FOR HIS CURRENT NEEDS AND POSSIBLE PERSONAL CONTINGENCIES.

                  o. He will not transfer or assign this subscription, the Shares or any interest therein without the prior written consent of the Company. If this subscription is accepted, he agrees that the assignment and transferability of the Shares subscribed for and acquired by him will be governed by all applicable laws.

                  p. He understands that the Shares have not been registered under the Securities Act of 1933 or under any state securities laws on the grounds that the issuance and sale of the Shares to the Investor is exempt as not involving a public offering. He further acknowledges his understanding that the Company's reliance on such exemption is, in part, based upon the representations, warranties and covenants of the Investor set forth herein.

                  q. He is knowledgeable and experienced in financial and business matters. He and/or his financial or business advisers, if any, are capable of evaluating the merits and risks of an investment in the Shares.

                  r. All information which he has provided to the Company concerning his financial position and knowledge of financial and business matters is correct and complete as of the date set forth at the end of this Subscription Agreement, and if there should be any material change in such information prior to acceptance of this Subscription Agreement by the Company, he will immediately provide the Company with such information.

                  s. He is purchasing the Shares without relying on any offering literature or prospectus other than the information set forth herein and furnished by the Company.

                  t.   He  is  a   bona   fide   resident   of  the   State   of
___________________, maintains his principal residence there, and is at least eighteen (18) years of age.

                  u. If he is executing this Subscription Agreement on behalf of a corporation, partnership, trust or other entity, he has been duly authorized by such entity to execute this Subscription Agreement and all other instruments in connection with the purchase of the Shares, his signature is binding upon such corporation, partnership, trust or other entity and he represents and warrants that such corporation, partnership, trust or other entity was not organized for the purpose of acquiring the Shares subscribed for pursuant to this Subscription Agreement and that the acquisition of the Shares is an authorized investment of the corporation, partnership, trust or other entity.

                  v. This Subscription Agreement shall be binding upon the heirs, estate, legal representatives, successors and assigns of the undersigned.

                  w. The following special provisions are applicable solely to Investors offered or sold Shares in the particular states indicated:

                           For Florida Investors. The undersigned understands that in accordance with the provisions of the Florida Securities and Investor Protection Act, he has the right to cancel and void his investment in the Shares until three (3) days after the later of: (i) the first tender of consideration is made by the Investor; or (ii) the availability of that privilege is communicated to him.

                           The undersigned also understands that these securities have not been registered under the Securities Act of 1933, as amended, or the Florida Securities and Investor Protection Act, by reason of specific exemptions thereunder relating to the limited availability of the offering. These securities cannot be sold, transferred or otherwise disposed of to any person or entity unless subsequently registered under the Securities Act of 1933, as amended, or the laws of Florida, if such registration is required.

                           For California Residents. These securities have not been registered under the Securities Act of 1933, as amended, or the California Corporations Code, by reason of specific exemptions thereunder relating to the limited availability of the offering. These securities cannot be sold, transferred, or otherwise disposed of to any person or entity unless they are subsequently registered or an exemption from registration is available.

                           For Colorado Residents. These securities have not been registered under the Securities Act of 1933, as amended, or the Colorado Securities Act of 1981, by reason of specific exemptions thereunder relating to the limited availability of the offering. These securities cannot be sold, transferred, or otherwise disposed of to any person or entity unless they are subsequently registered or an exemption from registration is available.

                           For Connecticut Residents. These securities have not been registered under Section 36-485 of the Connecticut Uniform Securities Act and therefore cannot be resold unless they are registered under such Act or unless an exemption from registration is available.

                           For Michigan Residents. These securities have not been registered under Section 451.701 of the Michigan Uniform Securities Act (the "Act") and may be transferred or resold by residents of Michigan only if registered pursuant to the provisions of the Act or if an exemption from registration is available.

                           For Nevada Residents. These securities have not been registered under the Securities Act of 1933, as amended, or the Nevada Securities Act, by reason of specific exemptions thereunder relating to the limited availability of the offering. These securities cannot be sold, transferred, or otherwise disposed of to any person or entity unless they are subsequently registered or an exemption from registration is available.

                           For New York Residents. These securities have not been registered under the Securities Act of 1933, as amended, or the New York Fraudulent Practices ("Martin") Act, by reason of specific exemptions thereunder relating to the limited availability, or otherwise disposed of to any person or entity unless subsequently registered under the Securities Act of 1933, as amended, or the New York Fraudulent Practices ("Martin") Act, if such registration is required.

                           This offering has not been filed with or reviewed by the Attorney General prior to its issuance and use. The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

                           Purchase of these securities involves a high degree of risk. This offering does not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, it contains a fair summary of the material terms of documents purported to be summarized herein.


         4.       Responsibility and Indemnification:

                  The Company will exercise its best judgment in the conduct of all matters arising under this Subscription Agreement. The undersigned acknowledges that he understands the meaning and legal consequences of the representations and warranties contained herein, and he hereby agrees to indemnify and hold harmless the Company, its officers, directors, shareholders and employees, and any of their affiliates and their officers, directors, shareholders and employees, or any professional advisor or entity thereto, from and against any and all loss, damage, liability or expense, including costs and reasonable attorney's fees, to which said entities and persons may be put or which they may incur by reason of, or in connection with, any misrepresentation made by the Investor, any breach of any of his warranties, or his failure to fulfill any of his covenants or agreements under this Subscription Agreement.


         5. Company Solely Responsible for Disclosure; No Independent Review or Opinions.

                  The Company has assumed sole responsibility for compliance with the disclosure requirements of federal and state securities laws in connection with the offer and sale of the Shares. No law firm, accounting firm, securities broker/ dealer or other third party has conducted any due diligence review of the Company and its business and affairs or any disclosures with respect thereto, written or oral, made by the Company or others. The Company has agreed to indemnify and hold harmless its law firm for any claim, loss, damage or liability incurred as a result of violation of federal or state securities laws in connection with the disclosure obligations thereof. Notwithstanding the preparation of any documents or agreements related to the Company or this investment, the Company's law firm has not rendered any legal opinions concerning any aspect of the Company's business and affairs, including but not limited to, the validity or enforceability of any contracts, agreements, obligations or security interests related to an investment in the Company. By execution of this Subscription Agreement, the undersigned acknowledges that the Company is solely responsible for all disclosures to potential Investors concerning the Company and its business and affairs and that no legal opinions have been rendered by the Company's law firm as described above. For value received, the undersigned does hereby release the Company's law firm and its officers, directors, shareholders and employees from any claim, loss, liability or damage with respect to the foregoing.


         6.       Survival of Representations, Warranties, Covenants and
                  Agreements:

                  The representations, warranties, covenants and agreements contained herein shall survive the delivery of, and the payment for, the Shares.


         7.       Notices:

                  Any and all notices, designations, consents, offers, acceptances or any other communication provided for herein shall be given in writing by registered or certified mail which shall be addressed to, in the case of the Company, 141 N. Main Street, Suite 207, West Bend, Wisconsin 53095, and in the case of the Investor, to the address set forth in this Subscription Agreement or otherwise appearing on the books of the Company or his residence or to such other address as may be designated by him in writing.


         8.       Miscellaneous:

                  This Subscription Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, both substantive and remedial. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Subscription Agreement. This Subscription Agreement shall be enforceable in accordance with its terms and be binding upon and shall inure to the benefit of the parties hereto and their respective successors, assigns, executors and administrators, but this Subscription Agreement and the respective rights and obligations of the parties hereunder shall not be assignable by any party hereto without the prior written consent of the other. This Subscription Agreement represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof; supersedes all prior negotiations, letters and understandings relating to the subject matter hereof; and cannot be amended, supplemented or modified except by an instrument in writing signed by the party against whom enforcement of any such amendment, supplement or modification is sought. In the event of any litigation between the parties to this Subscription Agreement relating to, or arising out of, this Subscription Agreement, the prevailing party shall be entitled to an award of reasonable attorney's fees and costs, whether incurred before, during or after trial or at the appellate level. The failure or finding of invalidity of any provision of this Subscription Agreement shall in no manner affect the right to enforce the other provisions of same, and the waiver by any party of any breach of any provision of this Subscription Agreement shall not be construed to be a waiver by such party of any subsequent breach of any other provision.


         9.       Subscription Amount and Payments:

                  Investor hereby subscribes for ______ Shares at a price of $______ per share for a total purchase price of $________ and tenders to the Company the Investor's check payable to the order of ALOTTAFUN, INC.


         10. THE UNDERSIGNED HEREBY REPRESENTS THAT HE HAS READ THIS ENTIRE SUBSCRIPTION AGREEMENT AND THE RELATED DOCUMENTS.




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



         11.      Suitability Questions:

                  Please complete all the following suitability questions below.

                  a. I am an Accredited Investor because I meet one of the following standards:

                  _____ (i) An individual whose individual net worth or joint net worth with that individual's spouse, exceeds $1,000,000 (including the value of homes, home furnishings and personal automobiles).

                  _____ (ii) Natural person(s) who had an income in excess of $200,000 (individual) or $300,000 (joint) in each of the years 1999 and 1998 and who reasonably expects an income in excess of $200,000 (individual) or $300,000 (joint) in 2000. For purposes of this offering, individual income shall equal adjusted income, as reported in the Investor's federal tax return, increased by the following amounts: (i) the amount of any tax exempt interest received, (ii) the amount of losses claimed as a limited partner in a limited partnership,
(iii) any deduction claimed for depletion, (iv) amounts contributed to an IRA or Keogh retirement plan, (v) alimony paid, and (vi) any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Internal Revenue Code. For the individual test, income related to a spouse is excluded.

                  ___      (iii)    Employee Benefit Plan which has total assets
in excess of $5,000,000.

                  ___      (iv)     A Self-Directed Plan with investment
decisions made solely by persons that are accredited investors.

                  ___ (v) A Trust with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b) (2)
(ii) of the Securities Act.

                  ___      (vi)     Any entity in which all of the equity owners
are accredited investors.


                  b. Do you think you have sufficient knowledge of the Company to evaluate the risks associated with investing in the Shares?

                           Yes_____ No_____ If you answered No - why?________

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                  c. If you answered "No" to the preceding question, do you have an Investment Advisor or Purchaser Representative upon whom you rely for investment advice?

                           Yes_____         No_____  If  so,   please   provide
his name and address

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

                  d. Do you understand the nature of the investment in the Shares and the risks involved?

                           Yes_____         No_____

                  e. Do you understand that you will not be able to resell the Shares which you purchase or the underlying shares of Common Stock into which the Shares are convertible, unless you do so in an exempt transaction or unless you take steps to register them under the federal Securities Act of 1933 and applicable state securities laws and then only if the Company approves the transfer?

                           Yes_____         No_____

                  f. Do you understand that there is no assurance of any financial return on this investment and that you run the risk of losing your entire investment?

                           Yes_____         No_____

                  g. Are you aware that you have the opportunity to inspect the Company's financial records, legal documents, and other records?

                           Yes_____         No_____ Did you do so? Yes___ No___

                  h. Do you understand that this investment is illiquid?

                           Yes_____         No_____

                  i. Are you acting for your own account?

                           Yes_____         No_____  If No, complete the
following:

                           (1)      Capacity    in   which   you   are   acting
(agent, trustee or otherwise):
                              -------------------------------------------------

                           (2)      Name,    address   and   telephone number(s)
of person(s) you represent:
                              -------------------------------------------------

                           (3) Nature of evidence of authority attached:

-------------------------------------------------------------------------------

          IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this ___ day of ______________, 2000.



                                        ------------------------------------
                                        Print Name:__________________________

                                      TYPE OF OWNERSHIP (Check One)


___      INDIVIDUAL OWNERSHIP       ___     COMMUNITY PROPERTY (One
         (One Signature Required)           Signature Required if Interest in
                                            One Name, Two Signatures Required
                                            if Interest Held in Both Names)

___      JOINT TENANTS WITH RIGHT   ___     TENANTS IN COMMON (Both
         OF SURVIVORSHIP (Both or           or all Parties Must Sign)
         all Parties Must Sign)

___      PARTNERSHIP (Please        ___      GRANTOR TRUST
         Include a Copy of the
         Partnership Agreement
         Authorizing Signature)

___      CORPORATION (Please In-    ___      CUSTODIAN
         include Certified Cor-
         porate Resolution
         Authorizing Signature)

         ___      PROFIT SHARING PLAN       ___      PENSION PLAN

         ___      IRA                       ___      KEOGH

------------------------------------------------------------------------------

WITNESSES:

-------------------------------             -----------------------------------
Print Name:_____________________                     Investor Signature

-------------------------------             -----------------------------------
Print Name:_____________________                     Print or Type Name

                                            -----------------------------------
                                                   Social Security Number
                                            -----------------------------------
                                                       Street Address
                                            -----------------------------------
                                                    City, State and Zip

SUBSCRIPTION ACCEPTED:

ALOTTAFUN, INC.,
a Delaware corporation

By:____________________________
         President

MTC/ej/217068